                                                                    Exhibit 11
                                                                    ----------

                    COMPUTER NETWORK TECHNOLOGY CORPORATION

        Statement Re:  Computation of Net Income (Loss) Per Common and
                            Common Equivalent Share

                 (Not Covered by Independent Auditors' Report)


                                                          Years Ended December 31
                                                 ------------------------------------------

                                                  1995/(1)/       1994/(1)/       1993/(1)/
                                                 ----------     ------------     ----------
Net Income (loss)                                $4,022,448     $(4,714,385)     $5,001,381
                                                 ==========     ============     ==========

Primary Earnings (Loss) Per Share
---------------------------------
Weighted average number of common shares
  outstanding                                    22,674,707      21,971,983      18,333,822

Dilutive effect of outstanding common
  equivalent shares                                 768,430               -         894,226
                                                 ----------     ------------     ----------

Weighted average number of common and
  common equivalent shares outstanding           23,443,137      21,971,983      19,228,048
                                                 ==========     ============     ==========

Net income (loss) per common and common
  equivalent share                                     $.17           $(.21)           $.26
                                                 ==========     ============     ==========

Fully Diluted Earnings (Loss) Per Share:
----------------------------------------
Weighted average number of common shares
  outstanding                                    22,674,707      21,971,983      18,333,822

Dilutive effect of outstanding common
  equivalent shares                                 828,658               -         995,764
                                                 ----------     ------------     ----------

Weighted average number of common and
  common equivalent shares outstanding           23,503,365      21,971,983      19,329,586
                                                 ==========     ============     ==========

Net income (loss) per common and common
  equivalent share                                     $.17           $(.21)           $.26
                                                 ==========     ============     ==========


(1) For the years ended December 31, 1995 and 1993, outstanding stock options and warrants issuable under various stock option plans and warrant agreements, and common shares issuable under the employee stock purchase plan (as disclosed in the notes to the consolidated financial statements incorporated by reference in this Form 10-K) are converted to common equivalent shares by the treasury stock method. For the year ended December 31, 1994, such stock options, warrants, and shares issuable under the employee stock purchase plan are not included in the computation due to their anti-dilutive nature.